Exhibit 99.1

Cerence Announces Second Quarter Fiscal Year 2024 Results

Headlines

•
Q2 revenue above the high end of the guidance range due to OEM-related adjustments; however, Company lowering its FY24 guidance and withdrawing its multi-year plan
•
Included in Q2 results is a Goodwill impairment charge of approximately $252 million
•
Company believes that initial success with new generative AI products, including six design wins, and early validation of its next-gen platform will provide a solid foundation to reinvigorate future growth

BURLINGTON, Mass., May 9, 2024 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its second quarter fiscal year 2024 results for the quarter ended March 31, 2024.

Results Summary (1,2)

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
GAAP revenue	$67.8	$68.4	$206.2	$152.1
GAAP gross margin	69.2%	63.4%	77.1%	66.3%
Non-GAAP gross margin	70.2%	65.3%	77.8%	68.1%
GAAP operating margin (3)	-389.8%	-30.1%	-99.8%	-14.9%
Non-GAAP operating margin	-3.6%	-0.1%	32.0%	11.2%
GAAP net loss(3)	$(278.0)	$(26.1)	$(254.1)	$(28.2)
GAAP net loss margin(3)	-409.8%	-38.1%	-123.3%	-18.6%
Non-GAAP net (loss) income	$(3.6)	$(1.7)	$50.7	$12.5
Adjusted EBITDA	$(0.3)	$2.5	$70.1	$22.2
Adjusted EBITDA margin	-0.4%	3.6%	34.0%	14.6%
GAAP net loss per share - diluted(3)	$(6.66)	$(0.65)	$(6.13)	$(0.70)
Non-GAAP net (loss) income per share - diluted	$(0.09)	$(0.04)	$1.07	$0.31

(1)
As previously disclosed, Q1FY24 revenue includes the non-cash revenue associated with the Toyota “Legacy” contract and related impacts totaling $86.6M.
(2)
Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.
(3)
Includes a Goodwill impairment charge of $252M.

Stefan Ortmanns, Chief Executive Officer at Cerence, commented, “After receiving Q1 royalty reports and noticing some downward trends, we commenced a deep account-by-account review of our backlog, which concluded in April. As a result of that review, we concluded that some customers’ production expectations are not materializing as expected or as reflected in our forecasts. Therefore, we are bringing down the full year revenue guidance by almost $40M at the midpoint, which represents an approximately 11% reduction in revenue.”

“As we look to the future, we are taking action to put Cerence in a position to deliver improved financial results, which includes developing plans to adjust our cost structure. At the same time, we are committed to delivering on our generative AI and large language model product roadmap, and we see positive momentum thus far, with six signed deals for our generative AI products since January. Further, we are already working with three global OEMs to advance and validate our next-gen AI computing platform – which we believe will give us a solid foundation to reinvigorate future growth,” continued Ortmanns.

Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q2FY24
Percent of worldwide auto production with Cerence Technology (TTM)	54%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	23%
Change in Adjusted Total Billings (TTM over prior year TTM)[3]	9%

(1)
Please refer to the “Key Performance Indicators” section included elsewhere in this release for more information regarding the definitions and our use of key performance indicators.
(2)
Based on IHS Markit data, global auto production increased 8% over the same time period ended on March 31, 2024.
(3)
Change in Adjusted Total Billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, Connected Professional Services, prepay and prepay assumptions.

Third Quarter and Full Year Fiscal 2024 Outlook

For the fiscal quarter ending June 30, 2024, revenue is expected to be in the range of $66 million to $72 million. GAAP net income is expected to be in the range of ($4) million to $2 million. Adjusted EBITDA is expected to be in the range of approximately $5 million to $11 million.

For the full fiscal year ending September 30, 2024, the company expects revenue to be in the range of $318 million to $332 million which includes an estimated $30 million of fixed contracts. GAAP Net loss is expected to be in the range of ($256) million to ($242) million. Adjusted EBITDA is expected to be in the range of approximately $58 million to $72 million.

The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, restructuring and other costs.

Additional details regarding guidance will be provided during the earnings call.

Cerence Conference Call and Webcast

The company will host a live conference call and webcast with slides to discuss the results today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. Interested investors and analysts are invited join the call by dialing +1.888.596.4144 for U.S. and Canada or +1.646.968.2525 for international and then entering the conference ID 3095543#.

Webcast access will also be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

A replay of the webcast can be accessed by visiting the company’s website 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth and profitability; outlook; strategy; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; revenue visibility; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology; expected benefits of technology partnerships; cost efficiency initiatives; and management’s future expectations, estimates, assumptions, beliefs, goals, objectives, targets, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will.” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; automotive production delays; changes in customer forecasts; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine, conflict between Israel and Hamas and attacks on commercial ships in the Red Sea by the Houthi groups on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; fluctuating currency rates and interest rates; inflation; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended March 31, 2024 and 2023, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplicate facilities, third-party fees relating to the modification of our convertible debt, and the release of a pre-acquisition contingency.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Adjustments to income tax provision.

Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended March 31, 2024, our management has reviewed the following KPIs, each of which is described below:

•
Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•
Change in number of Cerence connected cars shipped: The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•
Change in Adjusted total billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, prepay billings and prepay consumption.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, AI-powered interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are.

Cerence’s track record is built on more than 20 years of knowledge and 475 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Senior Vice President of Investor Relations

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

CERENCE INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenues:
License	$35,527	$30,800	$56,350	$76,217
Connected services	13,597	18,926	110,417	37,320
Professional services	18,701	18,667	39,393	38,514
Total revenues	67,825	68,393	206,160	152,051
Cost of revenues:
License	1,404	2,209	3,008	3,823
Connected services	5,359	6,114	12,662	12,656
Professional services	14,119	16,587	31,444	34,511
Amortization of intangible assets	—	104	103	207
Total cost of revenues	20,882	25,014	47,217	51,197
Gross profit	46,943	43,379	158,943	100,854
Operating expenses:
Research and development	31,846	28,494	65,152	57,988
Sales and marketing	5,619	8,217	11,690	17,379
General and administrative	16,659	19,177	29,452	33,434
Amortization of intangible assets	555	2,394	1,100	4,744
Restructuring and other costs, net	4,551	5,714	5,256	9,903
Goodwill impairment	252,096	—	252,096	—
Total operating expenses	311,326	63,996	364,746	123,448
Loss from operations	(264,383)	(20,617)	(205,803)	(22,594)
Interest income	1,190	1,163	2,622	2,033
Interest expense	(3,111)	(4,003)	(6,347)	(7,517)
Other (expense) income, net	(25)	1,074	1,397	4,787
Loss before income taxes	(266,329)	(22,383)	(208,131)	(23,291)
Provision for income taxes	11,647	3,706	45,988	4,956
Net loss	$(277,976)	$(26,089)	$(254,119)	$(28,247)
Net loss per share:
Basic	$(6.66)	$(0.65)	$(6.13)	$(0.70)
Diluted	$(6.66)	$(0.65)	$(6.13)	$(0.70)
Weighted-average common share outstanding:
Basic	41,724	40,219	41,452	40,088
Diluted	41,724	40,219	41,452	40,088

CERENCE INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	March 31,	September 30,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99,176	101,154
Marketable securities	9,356	9,211
Accounts receivable, net of allowances of $4,101 and $4,044	66,787	61,270
Deferred costs	5,296	6,935
Prepaid expenses and other current assets	52,121	47,157
Total current assets	232,736	225,727
Long-term marketable securities	6,711	10,607
Property and equipment, net	32,242	34,013
Deferred costs	18,857	20,299
Operating lease right of use assets	10,941	11,961
Goodwill	650,623	900,342
Intangible assets, net	2,750	3,875
Deferred tax assets	7,059	46,601
Other assets	25,173	44,165
Total assets	$987,092	$1,297,590
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,429	$16,873
Deferred revenue	45,483	77,068
Short-term operating lease liabilities	5,188	5,434
Accrued expenses and other current liabilities	39,552	48,718
Total current liabilities	106,652	148,093
Long-term debt	278,890	275,951
Deferred revenue, net of current portion	103,468	145,531
Long-term operating lease liabilities	7,010	7,947
Other liabilities	27,672	25,193
Total liabilities	523,692	602,715
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 41,777 and 40,423 shares issued and outstanding, respectively	417	404
Accumulated other comprehensive loss	(26,763)	(27,966)
Additional paid-in capital	1,077,527	1,056,099
Accumulated deficit	(587,781)	(333,662)
Total stockholders' equity	463,400	694,875
Total liabilities and stockholders' equity	$987,092	$1,297,590

CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(254,119)	$(28,247)
Adjustments to reconcile net loss to net cash (used in) provided by operations:
Depreciation and amortization	5,384	10,033
Provision for credit loss reserve	6,065	3,626
Stock-based compensation	13,125	24,827
Non-cash interest expense	2,939	910
Deferred tax provision (benefit)	40,949	(422)
Goodwill impairment	252,096	-
Unrealized foreign currency transaction gains	(262)	(6,461)
Other	474	(608)
Changes in operating assets and liabilities:
Accounts receivable	(75)	(14,836)
Prepaid expenses and other assets	5,854	13,014
Deferred costs	3,423	2,559
Accounts payable	(292)	7,864
Accrued expenses and other liabilities	(1,673)	2,930
Deferred revenue	(75,659)	(10,752)
Net cash (used in) provided by operating activities	(1,771)	4,437
Cash flows from investing activities:
Capital expenditures	(2,776)	(2,077)
Purchases of marketable securities	-	(11,045)
Sale and maturities of marketable securities	3,912	15,900
Other investing activities	(891)	(552)
Net cash provided by investing activities	245	2,226
Cash flows from financing activities:
Payments for long-term debt issuance costs	-	(403)
Principal payments of long-term debt	-	(4,688)
Common stock repurchases for tax withholdings for net settlement of equity awards	(9,744)	(4,430)
Principal payment of lease liabilities arising from a finance lease	(202)	(316)
Proceeds from the issuance of common stock	10,461	4,394
Net cash provided by (used in) financing activities	515	(5,443)
Effects of exchange rate changes on cash and cash equivalents	(967)	(690)
Net change in cash and cash equivalents	(1,978)	530
Cash and cash equivalents at beginning of period	101,154	94,847
Cash and cash equivalents at end of period	$99,176	$95,377

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	0	2023
GAAP revenue	$67,825	$68,393	$206,160		$152,051

GAAP gross profit	$46,943	$43,379	$158,943		$100,854
Stock-based compensation	665	1,187	1,306		2,536
Amortization of intangible assets	-	104	103		207
Non-GAAP gross profit	$47,608	$44,670	$160,352		$103,597
GAAP gross margin	69.2%	63.4%	77.1%		66.3%
Non-GAAP gross margin	70.2%	65.3%	77.8%		68.1%

GAAP operating loss	$(264,383)	$(20,617)	$(205,803)		$(22,594)
Stock-based compensation	4,745	12,355	13,125		24,827
Amortization of intangible assets	555	2,498	1,203		4,951
Restructuring and other costs, net	4,551	5,714	5,256		9,903
Goodwill Impairment	252,096	-	252,096		-
Non-GAAP operating (loss) income	$(2,436)	$(50)	$65,877		$17,087
GAAP operating margin	-389.8%	-30.1%	-99.8%		-14.9%
Non-GAAP operating margin	-3.6%	-0.1%	32.0%		11.2%

GAAP net loss	$(277,976)	$(26,089)	$(254,119)		$(28,247)
Stock-based compensation	4,745	12,355	13,125		24,827
Amortization of intangible assets	555	2,498	1,203		4,951
Restructuring and other costs, net	4,551	5,714	5,256		9,903
Goodwill Impairment	252,096	-	252,096		-
Depreciation	2,143	2,527	4,181		5,082
Total other expense, net	(1,946)	(1,766)	(2,328)		(697)
Provision for income taxes	11,647	3,706	45,988		4,956
Adjusted EBITDA	$(293)	$2,477	$70,058		$22,169
GAAP net loss margin	-409.8%	-38.1%	-123.3%		-18.6%
Adjusted EBITDA margin	-0.4%	3.6%	34.0%		14.6%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
GAAP net loss	$(277,976)	$(26,089)	$(254,119)	$(28,247)
Stock-based compensation	4,745	12,355	13,125	24,827
Amortization of intangible assets	555	2,498	1,203	4,951
Restructuring and other costs, net	4,551	5,714	5,256	9,903
Goodwill impairment	252,096	-	252,096	-
Non-cash interest expense	1,471	466	2,939	910
Other	(29)	(819)	(56)	(819)
Adjustments to income tax expense	11,004	4,148	30,282	963
Non-GAAP net (loss) income	$(3,583)	$(1,727)	$50,726	$12,488

Adjusted EPS:
GAAP Numerator:
Net loss attributed to common shareholders - basic and diluted	$(277,976)	$(26,089)	$(254,119)	$(28,247)

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders - basic	$(3,583)	$(1,727)	$50,726	$12,488
Interest on the Notes, net of tax	-	-	2,228	-
Net (loss) income attributed to common shareholders - diluted	$(3,583)	$(1,727)	$52,954	$12,488

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	41,724	40,219	41,452	40,088

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	41,724	40,219	41,452	40,088
Adjustment for diluted shares	-	-	7,891	-
Weighted-average common shares outstanding - diluted	41,724	40,219	49,343	40,088

GAAP net loss per share - diluted	$(6.66)	$(0.65)	$(6.13)	$(0.70)
Non-GAAP net (loss) income per share - diluted	$(0.09)	$(0.04)	$1.07	$0.31

GAAP net cash provided by (used in) operating activities	$1,044	$6,555	$(1,771)	$4,437
Capital expenditures	(1,845)	(1,394)	(2,776)	(2,077)
Free Cash Flow	$(801)	$5,161	$(4,547)	$2,360

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q3 2024		FY2024
	Low	High	Low	High
GAAP revenue	$66,000	$72,000	$318,000	$332,000

GAAP gross profit	$46,000	$52,000	$231,100	$245,100
Stock-based compensation	600	600	2,500	2,500
Amortization of intangible assets	-	-	100	100
Non-GAAP gross profit	$46,600	$52,600	$233,700	$247,700
GAAP gross margin	70%	72%	73%	74%
Non-GAAP gross margin	71%	73%	73%	75%

GAAP operating loss	$(7,100)	$(1,100)	$(240,800)	$(226,800)
Stock-based compensation	7,700	7,700	29,200	29,200
Amortization of intangible assets	600	600	2,300	2,300
Restructuring and other costs, net	1,200	1,200	6,800	6,800
Goodwill impairment	-	-	252,100	252,100
Non-GAAP operating income	$2,400	$8,400	$49,600	$63,600
GAAP operating margin	-11%	-2%	-76%	-68%
Non-GAAP operating margin	4%	12%	16%	19%

GAAP net (loss) income	$(4,000)	$2,000	$(255,800)	$(241,800)
Stock-based compensation	7,700	7,700	29,200	29,200
Amortization of intangible assets	600	600	2,300	2,300
Restructuring and other costs, net	1,200	1,200	6,800	6,800
Goodwill impairment	-	-	252,100	252,100
Depreciation	2,100	2,100	8,500	8,500
Total other expense, net	(2,000)	(2,000)	(5,500)	(5,500)
(Benefit from) provision for income taxes	(5,100)	(5,100)	9,500	9,500
Adjusted EBITDA	$4,500	$10,500	$58,100	$72,100
GAAP net (loss) income margin	-6%	3%	-80%	-73%
Adjusted EBITDA margin	7%	15%	18%	22%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q3 2024		FY2024
	Low	High	Low	High
GAAP net (loss) income	$(4,000)	$2,000	$(255,800)	$(241,800)
Stock-based compensation	7,700	7,700	29,200	29,200
Amortization of intangibles	600	600	2,300	2,300
Restructuring and other costs, net	1,200	1,200	6,800	6,800
Non-cash interest expense	1,500	1,500	6,000	6,000
Goodwill impairment	-	-	252,100	252,100
Other	-	-	(100)	(100)
Adjustments to income tax expense	(7,500)	(7,500)	(5,200)	(19,200)
Non-GAAP net (loss) income	$(500)	$5,500	$35,300	$35,300

Adjusted EPS:
GAAP Numerator:
Net (loss) income attributed to common shareholders - basic and diluted	$(4,000)	$2,000	$(255,800)	$(241,800)

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders - basic	$(500)	$5,500	$35,300	$35,300
Interest on the Notes, net of tax	-	600	2,400	2,400
Net (loss) income attributed to common shareholders - diluted	$(500)	$6,100	$37,700	$37,700

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	41,800	41,800	41,600	41,600

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	41,800	41,800	41,600	41,600
Adjustment for diluted shares	-	5,200	5,400	5,400
Weighted-average common shares outstanding - diluted	41,800	47,000	47,000	47,000

GAAP net (loss) income per share - diluted	$(0.10)	$0.05	$(6.15)	$(5.81)
Non-GAAP net (loss) income per share - diluted	$(0.01)	$0.13	$0.80	$0.80